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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington D.C.  20549


                                FORM 8-K

                             Current Report

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  July 3, 1996


                       ETHAN ALLEN INTERIORS INC.
         (Exact name of registrant as specified in its charter)


       Delaware                         1-11806                06-1275288
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer)
   of incorporation)                                       Identification No.)


                 Ethan Allen Drive
               Post Office Box 1966
               Danbury, Connecticut                             06813-1966
     (Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including are code: (203) 743-8000


                             Not Applicable
      (Former name or former address, if changed since last report)

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                  INFORMATION TO BE INCLUDED IN REPORT



Item 1.  Changes in Control of Registrant.

       Not Applicable.


Item 2.  Acquisition or Disposition of Assets.

       Not Applicable.

Item 3.  Bankruptcy or Receivership.

       Not Applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

       Not Applicable.

Item  5.  Other Events.

      On May 20, 1996, the Board of Directors ("Board") of Ethan Allen Interiors Inc. ("Company") declared a dividend of one preferred stock purchase right ("Right") for each outstanding share of common stock of $.01 par value ("Common Stock") of the Company. The dividend is payable to stockholders of record at the close of business on July 10, 1996 ("Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of the Company's Series C Junior Participating Preferred Stock ("Series C Preferred Stock") at a purchase price of $125. The terms and conditions of the Rights are contained in a Rights Agreement, dated June 26, 1996, between the Company and Harris Trust and Savings Bank, as Rights Agent.

      Initially the Rights will not be exercisable, certificates for the Rights will not be issued and the Rights will automatically trade with the Common Stock. Until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, other than the Company, any subsidiary of the Company or any employee benefit plan or employee stock plan of the Company (each, an "Exempt Person"), has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (each, an "Acquiring Person") (the "Stock Acquisition Date") or (ii) the fifteenth business day following the commencement of or public announcement of the intent to commence a tender or exchange offer which, if consummated, would result in the ownership of 15% or more of the outstanding Common Stock, irrespective of whether any shares of Common Stock are acquired pursuant to such offer (the earlier of such dates referenced in clauses (i) or (ii) above being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate, together with a copy of a Summary of Rights. The Rights Agreement excludes from the calculation of beneficial ownership of shares of Common Stock of a Person, any shares which such Person has the right to vote pursuant to a voting proxy provided by Management Letter Agreements and Dealer Letter Agreements (as such terms are defined in the Rights Agreement). The Rights Agreement provides that the Distribution Date may be extended by the Board prior to the expiration of either of the time periods referenced in clauses (i) or (ii) above. It further provides that until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be represented by and transferred with, and only with, the Common Stock. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the new Common Stock certificates issued after July 10, 1996 will contain a legend incorporating the Rights Agreement by reference and the surrender for transfer of any of the Company's Common Stock certificates, with or without the aforesaid legend or a copy of the summary of rights attached thereto, will also constitute the simultaneous transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate Right Certificates ("Rights Certificates") will be mailed to holders of record of Common Stock at the close of business on the Distribution Date, and, thereafter, the Right Certificates alone will evidence the Rights, and the Rights will be transferable separate and apart from the Common Stock.

      The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on May 31, 2006, unless redeemed or exchanged earlier as described below.

      If any Person (other than an Exempt Person) becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right, other than the Acquiring Person, will have the right to receive, upon payment of the Purchase Price, in lieu of Series C Preferred Stock, a number of shares of Common Stock having a market value equal to twice the Purchase Price. In lieu of issuing shares of Common Stock upon exercise of Rights, the Company may, and to the extent that insufficient shares of Common Stock are available for the exercise in full of the Rights, the Company shall, issue cash, property or other securities of the Company, or any combination thereof (which may be accompanied by a reduction in the Purchase Price) in proportion determined by the Company, to that the aggregate value received is equal to twice the Purchase Price. The Rights Agreement contains an exemption for any issuance of Common Stock by the Company directly to any person (for example, in a private placement or an acquisition by the Company in which Common Stock is used as consideration), even if that person would become the beneficial owner of 15% or more of the Common Stock, provided that such person does not acquire any additional shares of Common Stock. Notwithstanding the foregoing, after the acquisition of shares of Common Stock as described in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person will be null and void.

      The Board may, at its option, at any time after a person becomes an Acquiring Person exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right; provided, however, the Board may not effect such exchange after the time that any Person (other than an Exempt Person) becomes the beneficial owner of 50% or more of the Common Stock then outstanding.

      Unless the Rights are redeemed earlier, if, after the Stock Acquisition Date, the Company is acquired in a merger or other business combination (in which any shares of the Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earnings power of the Company and its subsidiaries (taken as a whole) are sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has a market value at the time of such transaction equal to twice the Purchase Price.

      At any time after the date of the Rights Agreement until the time that a person becomes an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which may (at the option of the Company) be paid in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors. Upon the effectiveness of any action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because, if the Rights would become exercisable as a result of such merger or business combination, the Board of Directors may, at its option, at any time prior to the time that any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.



Item 6.  Resignations of Registrant's Directors.

      Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      Not Applicable.

Item 8.  Change in Fiscal Year.

      Not Applicable.


                               SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ETHAN ALLEN INTERIORS INC.



Date:  July 3, 1996                   By:       /s/ M. Farooq Kathwari
                                             Name:  M. Farooq Kathwari
                                             Title: Chairman, President and
                                                    Chief Executive Officer



                              EXHIBIT INDEX



Exhibit                                                            Sequential
Number    Description                                              Page No.

10.1      Rights Agreement, dated as of June 26, 1996 among
          the Company and Harris Trust and Savings Bank .........

99        Press release issued by the Company ...................



                              EXHIBIT 10.1



                               EXHIBIT 99